                                   Exhibit 2


                          RECAPITALIZATION AGREEMENT

                This RECAPITALIZATION AGREEMENT (the "Agreement"), entered into
                                                      ---------
as of September ___, 1996, by and between HIGHWAYMASTER COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and each of the entities and persons
                           -------
listed on Exhibit A attached to this Agreement as Carlyle stockholders (the
          ---------
"Carlyle Stockholders") and each of the entities and persons listed on Exhibit A
 --------------------
attached to this Agreement as Erin Mills Stockholders (the "Erin Mills
                                                            ----------
Stockholders").
------------
                                  BACKGROUND

                Certain of the Carlyle Stockholders beneficially own approximately 10.3% of the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company.
                           ------------
                Certain of the Erin Mills Stockholders beneficially own approximately 37.6% of the issued and outstanding shares of Common Stock.

                The Erin Mills Investment Corporation ("EMIC") is the holder
                                                        ----
of promissory notes dated August 23, 1996 and September 16, 1996 in the aggregate original principal amount of $5,000,000 (the "Bridge Notes") issued
                                                        ------------
pursuant to a Note Purchase Agreement dated August 23, 1996 between the Company and EMIC (the "Bridge Note Agreement")
               ---------------------

                The Erin Mills Development Corporation is the holder of
929.105 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company. Robert S. Folsom is the holder of
 ------------------------
42.85 shares of Series B Preferred Stock. Robert T. Hayes is the holder of
108.0450 shares of Series B Preferred Stock. The holders of shares of Series B Preferred Stock are collectively referred to as the "Series B Preferred
                                                     ------------------
Stockholders."
------------
                Clipper Capital Associates, L.P. is the holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $29,871.76 (together, "Carlyle Note No. 1") issued by the Company pursuant to
                       ------------------
the Note Exchange and Amendments Agreement dated May 26, 1995 (the "Note
                                                                    ----
Exchange Agreement"). Clipper/Merban, L.P. is the holder of promissory notes
------------------
dated June 28, 1995 in the original aggregate principal amount of $1,684,009.32 (together, "Carlyle Note No. 2") issued by the Company pursuant to the Note
            ------------------
Exchange Agreement. Clipper/Merchant Partners, L.P. is the holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $1,662,712.05 (together, "Carlyle Note No. 3 ") issued by the Company pursuant
                          ------------------
to the Note Exchange Agreement. Carlyle-HighwayMaster Investors, L.P. is the holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $5,187,536.53 (together, "Carlyle Note No. 4") issued by the
                                              ------------------
Company pursuant to the Note Exchange Agreement. Carlyle-HighwayMaster Investors II, L.P. is the holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $488,604.30 (together, "Carlyle Note No. 5")
                                                      ------------------
issued by the Company pursuant to the Note Exchange Agreement. Chase Manhattan Investment Holdings, Inc. is the holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $1,241,756.43 ) (together, "Carlyle Note No. 6") issued by the Company pursuant to the Note Exchange
 ------------------
Agreement. H.M. Rana Investments Limited is the
holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $1,810,378.26 (together, "Carlyle Note No. 7") issued by the
                                              ------------------
Company pursuant to the Note Exchange Agreement. Archery Partners is the holder of promissory notes dated June 28, 1995 in the original aggregate principal amount of $215,218.08 (together, "Carlyle Note No. 8") issued by the Company
                                  ------------------
pursuant to the Note Exchange Agreement. The Carlyle Note No. 1, Carlyle Note No. 2, Carlyle Note No. 3, Carlyle Note No. 4, Carlyle Note No. 5, Carlyle Note No. 6, Carlyle Note No. 7 and Carlyle Note No. 8 are collectively referred to as the "Carlyle Notes." The holders of the Carlyle Notes are hereinafter
        -------------
collectively referred to as the "Carlyle Noteholders."
                                -------------------

                Concurrently with the execution and delivery of this
Agreement, the Company is entering into certain transactions (the "Investment
                                                                   ----------
Transactions") with Southwestern Bell Wireless Holdings, Inc. (the "Investor").
------------                                                        --------
The Investment Transactions include, but are not limited to, (i) the issuance and sale by the Company of 1,000 shares of its Series D Participating Convertible Preferred Stock, par value $.01 per share, to the Investor pursuant to a Purchase Agreement (the "Purchase Agreement") in exchange for a payment in
                              ------------------
the amount of $20,000,000, (ii) the execution and delivery of an Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") among the
                                       -----------------------
Company, the Carlyle Stockholders, the Erin Mills Stockholders, the Investor and certain other stockholders of the Company, (iii) the agreement on the part of the Investor to provide certain services to the Company pursuant to a Technical Services Agreement (the "Technical Services Agreement") and (iv) the issuance by
                         ----------------------------
the Company to the Investor of warrants to purchase an aggregate of 5,000,000 shares of Common Stock evidenced by a Warrant Certificate (the "Warrant
                                                                -------
Certificate"). The Purchase Agreement, the Stockholders' Agreement, the
-----------
Technical Services Agreement, and the Warrant Certificate are collectively referred to as the "Investment Documents." Copies of the Investment Documents
                    --------------------
have been provided by the Company to each of the other parties to this Agreement.

                In order, among other things, to induce the Investor to enter into the Investment Transactions, (1) Erin Mills International Investment Corporation ("EMIIC") is willing to invest $10,000,000 in cash in Common Stock,
              -----
(ii) the Series B Preferred Stockholders are willing to exchange the shares of Series B Preferred Stock owned by them for shares of Common Stock on the basis described in this Agreement, and (iii) the Carlyle Noteholders are willing to exchange the Carlyle Notes for shares of Common Stock on the basis described in this Agreement, in each case upon the terms and conditions set forth in this Agreement

                NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                SECTION  1.     Recapitalization
                                ----------------

                (a) Concurrently with the execution and delivery of this Agreement, the Company will repay in full the principal amount of and all interest accrued on, the Bridge Notes and EMIIC will surrender the Bridge Notes to the Company for cancellation.

                (b) Concurrently with the execution and delivery of this Agreement, the Company will issue, sell, and deliver (against payment of the A Purchase Price (as defined below)) to EMIIC, and EMIIC will purchase, accept, and receive from the Company, 800,000 shares of Common Stock, free and clear of all liens, claims and encumbrances. The purchase price (the "A Purchase Price")
                                                             ----------------
for such 800,000 shares of Common Stock will be US$10,000,000, which will be paid by EMIIC to the Company in immediately available funds on the date of this Agreement.

                (c) Concurrently with the execution and delivery of this Agreement, the Company will issue, sell and deliver (against payment of the B Purchase Price (as defined below)) to the several Erin Mills Stockholders set forth on Exhibit B attached to this Agreement, and such Erin Mills Stockholders
         ---------
severally will purchase, accept and receive from the Company, the number of shares of Common Stock set forth opposite their names on such exhibit (the "B
                                                                            -
Stock"), free and clear of all liens, claims and encumbrances. The purchase
-----
price (the "B Purchase Price") for the B Stock will be paid by the several Erin
            ----------------
Mills Stockholders on the date of this Agreement by surrender to the Company of the number of shares of Series B Preferred Stock set forth on Exhibit B attached
                                                              ---------
to this Agreement, duly endorsed in blank or accompanied by duly executed blank stock powers, which shares will be free and clear of all liens, claims, and encumbrances.

                (d) Concurrently with the execution and delivery of this Agreement, the Company will issue, sell, and deliver (against payment of the C Purchase Price (as defined below)) to the Carlyle Noteholders, and the Carlyle Noteholders severally will purchase, accept and receive from the Company, the number of shares of Common Stock determined by dividing (i) the sum of the principal amount of the Carlyle Notes held by each Carlyle Noteholder as set forth in the recitals to this Agreement and the amount of interest accrued and unpaid on each Carlyle Note set forth on Exhibit C hereto (the "Excluded
                                         ---------              --------
Interest") by (ii) $12.50 (the "C Shares"), free and clear of all liens, claims,
---------                      ----------
and encumbrances. The purchase price (the "C Purchase Price") for the C Shares
                                           -----------------
will be paid by the several Carlyle Stockholders on the date of this Agreement by surrender to the Company of each of the Carlyle Notes for cancellation, which notes will be free and clear of all liens, claims, and encumbrances. No fractional shares or scrip representing fractional shares will be issued upon the exchange of the Carlyle Notes for the C Shares in accordance with this
Section 1(d). If any such exchange would require the issuance of a fractional
------------
share, an amount equal to such fraction multiplied by the Closing Price (as defined below) of the Common Stock on the trading day immediately preceding the date of this Agreement will be paid to the holder in cash by the Company. In addition, concurrently with the execution and delivery of this Agreement, the Company will pay to the Carlyle Noteholders in cash on the date hereof all accrued and unpaid interest on the Carlyle Notes, other than the Excluded Interest. As used herein, the term "Closing Price" shall mean on any day the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading, on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the closing bid and asked prices quoted on the Nasdaq National Market, or, if no so quoted, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the corporation for that purpose.

                (e)     The closing of the transactions provided for in this
Section 1 (the "Closing" will take place at the offices of the Company (or at
---------      ---------
such other place as is specified by the Company) on the date of this Agreement.

SECTION 2.      Terminated Documents. Effective upon the execution and delivery
                --------------------
of this Agreement and without any other action, each of the Carlyle Stockholders and the Erin Mills Stockholders, severally and not jointly, hereby (a) agrees that the Terminated Documents (as defined below) will terminate and be of no further force and effect and that it will have no further rights thereunder; and
(b) represents and warrants with respect to itself that it has not transferred any of its rights or interests under or in respect of the Terminated Documents and that such party has the sole right, capacity, and exclusive authority to terminate its rights under the Terminated Documents. As used in this Agreement, the term "Terminated Documents" means (i) the Subscription Agreement dated as of
          --------------------
February 4, 1994 by and among the Company (formerly known as HM Holding Corporation) and the other parties named in such agreement, as amended to the date of this Agreement, (ii) the Bridge Note and the Bridge Note Agreement, and
(iii) the Carlyle Notes

SECTION 3.      Investment Intent. Each of the Carlyle Stockholders and the Erin
                -----------------
Mills Stockholders hereby severally and not jointly represents and warrants to the Company that the shares of Common Stock to be acquired by the such party pursuant to this Agreement are to be acquired for the such party's own account for investment and not with a view to, or for resale in connection with, any distribution of such shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act" ).

SECTION 4.      Investor Status. In connection with the purchase of the shares
                ---------------
of Common Stock, each of the Erin Mills Stockholders and the Carlyle Stockholders hereby severally and not jointly represents and warrants to the Company with respect to itself as follow s

                (a) Such party acknowledges that the shares of Common Stock are not registered under the Securities Act or any applicable state securities law, and that such shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to such state securities laws and regulations as may be applicable.

                (b) Such party is knowledgeable, sophisticated, and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the economic risks associated with its investment in the Company. Such party has been afforded access to information regarding the Company and its subsidiaries and their respective financial condition, operating results, properties, liabilities, operations, and management sufficient to enable it to evaluate the risks and merits of its investment in the Company.

SECTION 5.      Other Representations of the Erin Mills Stockholders. Each of
                ----------------------------------------------------
the Erin Mills Stockholders hereby further severally and not jointly represents and warrants to the Company with respect to itself as follows:

                (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by such Erin Mills Stockholder. This Agreement has been duly executed by such Erin Mills Stockholder and constitutes a valid and binding obligation of such Erin Mills Stockholder, enforceable in accordance with its terms.

                (b) The execution, delivery, and performance by such Erin Mills Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement: (i) is within such Erin Mills Stockholder's corporate or partnership power and authority and has been duly authorized by all necessary corporate or partnership action on the part of such Erin Mills Stockholder, as appropriate; (ii) does not and will not conflict with or contravene the terms of or require any consent, authorization, or approval pursuant to such Erin Mills Stockholder's certificate of incorporation or bylaws, partnership agreement or similar organizational document; (iii) does not and will not violate, conflict with, or result in any breach or contravention of or require any consent, authorization, approval, exemption, or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other person pursuant to
(A) any material agreement, lease, or contract of such Erin Mills Stockholder, or (B) any applicable statute or any rule or regulation of any governmental authority or any order or decree applicable to such Erin Mills Stockholder.

      SECTION 6.      Other Representations of the Carlyle Stockholders. Each
                      -------------------------------------------------
of the Carlyle Stockholders hereby further severally and not jointly represents and warrants to the Company with respect to itself as follows:

                (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by such Carlyle Stockholder. This Agreement has been duly executed by such Carlyle Stockholder and constitutes a valid and binding obligation of such Carlyle Stockholder, enforceable in accordance with its terms.

                (b) The execution, delivery, and performance by such Carlyle Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement: (i) is within such Carlyle Stockholder's corporate or partnership power and authority and has been duly authorized by all necessary corporate or partnership action on the part of such Carlyle Stockholder, as appropriate; (ii) does not and will not conflict with or contravene the terms of or require any consent, authorization, or approval pursuant to such Carlyle Stockholder's certificate of incorporation or bylaws, partnership agreement or similar organizational document; (iii) does not and will not violate, conflict with, or result in any breach or contravention of or require any consent, authorization, approval, exemption, or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other person pursuant to (A) any material agreement, lease, or contract of such Carlyle Stockholder, or (B) any applicable statute or any rule or regulation of any governmental authority or any order or decree applicable to such Carlyle Stockholder.

     SECTION 7. Representations of the Company. The Company hereby represents
                ------------------------------
and warrants to each of the Carlyle Stockholders and the Erin Mills Stockholders as follows:

                (a) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company. This Agreement has been duly executed by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. All outstanding shares of the Company's capital stock are, and the shares of Common Stock to be issued to the several Carlyle Stockholders and Erin Mills Stockholders will be upon such issuance and receipt by the Company of payment therefor, duly authorized, fully paid, and nonassessable. The offer, sale, and issuance of the Common Stock to the several Carlyle Stockholders and the Erin Mills Stockholders under this Agreement do not require registration under the Securities Act or any applicable state securities laws or blue sky laws, assuming that all representations made by the Carlyle Stockholders and the Erin Mills Stockholders in Sections 3 and 4
                                                               ---------      -
are true.

                (b)     Each of the representations made by the Company in
Section 3 of the Purchase Agreement is true and correct and is incorporated by this reference into this Agreement, except that (i) the Company makes no representation to the Erin Mills Stockholders or the Carlyle Stockholders as to the matters set forth in the first two sentences of Section 3(b)(iii) or in
Section 3(b)(iv) of the Purchase Agreement; and (ii) each reference to "prejudice in any material respect the rights of the Investor under any of the Transaction Documents" will be deemed to read as "prejudice in any material respect the rights of the Carlyle Stockholders or the Erin Mills Stockholders under this Agreement."

     SECTION 8. Survival and Indemnification.
                ----------------------------

                (a)     Survival of Representations, Warranties, Covenants, and
                        -------------------------------------------------------
Agreements; Knowledge of Breach. Notwithstanding any otherwise applicable
-------------------------------
statute of limitation, the representations and warranties of the Company included or provided for in this Agreement will survive the execution and delivery of this Agreement until the expiration of nine months after the receipt by the Erin Mills Stockholders and the Carlyle Stockholders of audited consolidated financial statements for the Company, as of and for the year ending December 31, 1996, together with a report thereon by the Company's independent public accountants; provided, however, that any representation, warranty,
                    --------  --------
covenant, or agreement contained in Sections 3(j) and 3(n) of the Purchase Agreement and incorporated by reference in this Agreement will survive the execution and delivery of this Agreement until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, provided, further, that the provisions of this Section
                         --------  -------                              -------
8 will constitute the exclusive remedy on the part of the Erin Mills
-
Stockholders and the Carlyle Stockholders in respect of a breach of the representations and warranties of the Company contained in this Agreement. The covenants and other agreements contained in this Agreement will survive the execution and delivery of this Agreement until the date or dates specified in such covenant or agreement or the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later. In no event will the Company be liable (i) to the Carlyle Stockholders for any breach of the representations, warranties, covenants, and agreements included or provided for in this Agreement or other document delivered pursuant to this Agreement, unless and until all claims for which aggregate damages are recoverable under this Agreement by the Carlyle Stockholders exceed the product of (x) $250,000 and (y) a fraction the numerator of which is the total numbers of shares of Common Stock issued to the Carlyle Stockholders pursuant to this Agreement and the denominator is the total number of shares issued by the Company pursuant to this Agreement (the "Carlyle Stockholder Deductible") or (ii) to the Erin Mills
                     ------------------------------
Stockholders for any breach of the representations, warranties, covenants, and agreements included or provided for in this Agreement or other document delivered pursuant to this Agreement, unless and until all claims for which aggregate damages are recoverable under this Agreement by the Erin Mills Stockholders exceed the product of (x) $250,000 and (y) a fraction the numerator of which is the total numbers of shares of Common Stock issued to the Erin Mills Stockholders pursuant to this Agreement and the denominator is the total number of shares issued by the Company pursuant to this Agreement (the "Erin Mills
                                                                 ----------
Stockholder Deductible"), in which case such party will be entitled to damages
----------------------
equal to such excess, but, in the case of the Carlyle Stockholders and the Erin Mills Stockholders, not more than the purchase price paid by such party for the Common Stock acquired under this Agreement by such party plus the charges and expenses (including reasonable attorneys' fees and expenses) incurred by such party sustaining such damages in connection with this Agreement and the transactions contemplated hereby-;

                (b)     Indemnification. For a period commencing on the date of
                        ---------------
this Agreement and ending, as the case may be, upon the expiration of the periods specified in Section 8(a), the Company, on the one hand, and each Erin
                     ------------
Mills Stockholder or Carlyle Stockholder, as applicable, on the other, (the "Indemnifying Party"), will, subject to the limitations set forth in Section
-------------------                                                  -------
8(a), indemnify the Erin Mills Stockholders or the Carlyle Stockholders, on the
---
one hand, or the Company on the other, as the case may be (the "Indemnified Party") against and in respect of all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) incurred in investigating, preparing or defending any claims covered by this Section 8(b)
                                                                 ------------
sustained or incurred arising out of any breaches by such Indemnifying Party of its representations, warranties, covenants, and agreements set forth in this Agreement. The indemnification provided for by this Section 8(b) will apply
                                                    ------------
notwithstanding any investigation made by or on behalf of any party. Any payments pursuant to this Section 8(b) will be treated as an adjustment to the
                          ------------
purchase price for all tax purposes.

                (c)     Method of Asserting Claims. In the event that an
                        --------------------------
Indemnified Party shall assert a claim for indemnity under this Section 8, (i)
                                                                ---------
the Indemnified Party will promptly after the receipt of notice of the commencement of any action, investigation, claim, demand or other proceeding by a third party against such Indemnified Party in respect of which indemnity may be sought from any Indemnifying Party under this Section 8, notify the Indemnifying Party in writing of the commencement thereof or (ii) if the claim is other than such a third party claim, the Indemnified Party will notify the Indemnifying Party promptly following its discovery of the facts or circumstances giving rise thereto; provided, that in either case (i) or (ii), no
                                   --------
such notice need be provided by the Company to an Indemnifying Party who is a Carlyle Stockholder or an Erin Mills Stockholder if the Carlyle Stockholder Deductible or Erin Mills Stockholder Deductible, as applicable, has not been exceeded and will not be exceeded by such claim or demand and the omission of the Indemnified Party to so notify such Indemnifying Party of any such action will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 8(c) unless, and only to the extent that,
                           ------------
such omission prejudices the ability of the Indemnifying Party to defend such action, investigation, claim, demand, or other proceeding or to reduce or mitigate its liability under this Section 8, whether as a result of the
                                  ---------
forfeiture of substantive rights or defenses or otherwise. In case any such action, claim, or other proceeding is brought against the Indemnified Party such Indemnified Party will notify the applicable Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment, provided that the Deductible has
                                              --------
been or will be exceeded, provided, further, that the Indemnified Party may, at
                          --------  --------
its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the night to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would prevent the representation of the Indemnified Party by counsel selected by and subject to the control of the Indemnifying Party under applicable law or codes of professional responsibility. Each of the Company, the Erin Mills Stockholders, and the Carlyle Stockholders agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding relating to the matters contemplated by this Section 8 (if the Indemnified Party is a party
                                 ---------
thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise, or consent includes an unconditional release of the Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.

        SECTION 9.      Covenants.
                        ---------

                (a)     Inspection Rights. The Company will permit, and cause
                        -----------------
its subsidiaries to permit, the representatives designated by the Erin Mills Stockholders and the Carlyle Stockholders so long as (i) the Erin Mills Stockholders and the Carlyle Stockholders and their affiliates together beneficially own 1,600,000 shares of Common Stock or (ii) the representation and warranties of the Company set forth in this Agreement survive, upon reasonable notice and during normal business hours, to (x) visit and inspect any of the properties of the Company and its subsidiaries, (y) examine the corporate and financial records of the Company and its subsidiaries and to make copies thereof, and (z) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees, and (with the prior consent of the Company, which will not be unreasonably withheld) independent accountants of the Company and its subsidiaries.

                (b)     Confidentiality. Each of the Erin Mills Stockholders and
                        ---------------
the Carlyle Stockholders will hold in confidence all information and data obtained by it from the Company or its subsidiaries (whether in connection with the negotiation of the transactions contemplated by this Agreement, pursuant to
Section 9(a) or otherwise) and will not disclose such information to any person
-----------
or entity without the prior written consent of the Company (except that the Erin Mills Stockholders and the Carlyle Stockholders may disclose such information to their affiliates, directors, officers, and other representatives who require access to such information in order to enable them to exercise their rights under this Agreement or for any other proper purpose contemplated thereby and who agree to be subject to the restrictions set forth in this Section 9(b), provided,
                                                 -----------   --------
however, that the provisions of this Section 9(b) will not apply to any
-------                              -----------
information or data that can be shown (i) to be generally available to the public through no fault of such party or its affiliates, directors, officers, and other representatives or (ii) to have been lawfully obtained by the Erin Mills Stockholders or the Carlyle Stockholders from other sources not subject to a confidentiality obligation to the Company

      SECTION 10.    Applicable Law. This Agreement will be governed by and
                     ---------------
construed ice with the laws of the State of Delaware, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

      SECTION 11.    Parties in Interest; Assignment. This Agreement will be
                     -------------------------------
binding on and will inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. No party may assign this Agreement or its rights and benefits under this Agreement or delegate and duties under this Agreement to any other person or entity without the prior written consent of the other parties.

      SECTION 12.    Amendment; Waiver. The provisions of this Agreement may be
                     -----------------
amended only by a written instrument executed by each of parties to this Agreement, and compliance with the provisions of this Agreement may be waived only by a written instrument executed by each party entitled to the benefits of such provision. No failure on the part of any party to exercise any right, power, or privilege granted under this Agreement will operate as a waiver of such right, power, or privileges nor will any single exercise of such right, power, or privilege preclude any other or further exercise or party of such right, power, or privilege or the exercise of any other night, power or privilege granted under this Agreement.

      SECTION 13.    Further Assurances. Each party agrees to do, or cause to be
                     ------------------
done, such further acts and to execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates, and other documents as may be necessary or appropriate to effectuate and carry out the purposes of this Agreement.

      SECTION 14. Notices and Other Communications. All notices and other
                  --------------------------------
communications under this Agreement will be in writing and will be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as either party will have furnished to the other in accordance with the terms of this
Section 14):
----------
if to the Company, to:

HighwayMaster Communications, Inc.
16479 Dallas Parkway
Suite 710
Dallas, Texas 75248
Attention:  William C Kennedy, Jr.

if to any of the Erin Mills Stockholders, to:

Erin Mills International Investment Corporation
Trident House, Suite 204(a)
Broad Street
Bridgetown, Barbados
West Indies
Attention:  Stephen Greaves

if to any of the Carlyle Stockholders (except for the Carlyle Stockholders that are Clipper
Stockholders (as defined in the
Stockholders' Agreement)), to:

The Carlyle Group, L.P.
1001 Pennsylvania Avenue
Suite 220 South
Washington, D.C. 20004-2505
Attention:  Mark D. Ein

if to any Clipper Stockholders, to:

The Clipper Group, L.P
12 East 49th Street
New York, New York 10017
Attention:  Daniel V. Cahillane

All notices and other communications under this Agreement that are addressed as provided in or pursuant to this Section 14 will be deemed duly and validly given
                                ----------
(a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails, and (c) if delivered by cable, telex, or facsimile transmission, upon transmission thereof and receipt of the appropriate answer back.

                SECTION 15.     Entire Agreement.  This Agreement constitutes
                                ----------------
the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous oral and prior written agreements or understandings between the parties with respect to the subject matter of this Agreement.

                SECTION 16.     Headings.  The section headings contained in
                                --------
this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                SECTION 17.     Counterparts.  This Agreement may be executed in
                                ------------
one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                SECTION 18.     No Group or Beneficial Ownership.  Nothing in
                                --------------------------------
this Agreement will be deemed to constitute any party to this Agreement as member of a "group" for the purposes of the Securities Exchange Act of 1934, as amended, or to be an admission that any party to this Agreement beneficially owns any of the securities of any other party to this Agreement.

                SECTION 19.     Expenses.  The Company will (i) reimburse each
                                --------
of the Carlyle Stockholders and the Erin Mills Stockholders for stamp and other stock issuance or similar taxes that may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery, or acquisition of any shares of Common Stock to be issued under this Agreement (but excluding any income or similar state of federal taxes). Except as otherwise expressly provided in this Agreement, the parties will bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries, and independent accountants) incurred in connection with this Agreement and the transactions contemplated by this Agreement or the Investment Documents.

                SECTION 20.     Limitation on Company Representations.
                                -------------------------------------
Notwithstanding any provision of this Agreement to the contrary, the Company makes no representation or warranty, and will have no obligation to indemnify or liability for damages for, any matter to the extent that the material facts with respect to such matter are known to any Carlyle Stockholders or Erin Mills Stockholders as of the date of this Agreement.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first above written.

                                 HIGHWAYMASTER COMMUNICATIONS, INC.

                                 By:   _____________________________

                                 Name: _____________________________

                                 Title:_____________________________

                                 CLIPPER CAPITAL ASSOCIATES, L.P.
                                 By:      CLIPPER CAPITAL ASSOCIATES, INC.

                                 Its: General Partner

                                      By:    ________________________

                                      Name:  ________________________

                                      Title: ________________________


                                 CLIPPER/MERBAN, L.P.

                                 By: CLIPPER CAPITAL ASSOCIATES, L.P.
                                     --------------------------------

                                 Its General Partner

                                      By:    CLIPPER CAPITAL ASSOCIATES

                                      Its:   General Partner

                                      By:    ________________________

                                      Name:  ________________________

                                      Title: ________________________

                                 CLIPPER/MERCHANT PARTNERS, L.P.

                                 By:    CLIPPER CAPITAL ASSOCIATES,
                                             L.P.
                                 Its:   General Partner

                                      By:    ________________________

                                      Name:  ________________________

                                      Title: ________________________

                                 By:  T.C. GROUP, L.L.C.
                                 Its: General Partner

                                      By:
                                         ----------------------------
                                      Name:
                                            -------------------------
                                      Title:
                                             ------------------------


                                 CARLYLE-HIGHWAYMASTER INVESTORS II,
                                 L.P.

                                 By:    T.C. GROUP, L.L.C.
                                 Its:   General Partner

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


                                 CHASE MANHATTAN INVESTMENT
                                 HOLDINGS, INC.

                                 By:
                                    ---------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                      -------------------------------

                                 H.M. RANA INVESTMENTS LIMITED

                                 By:
                                     --------------------------------
                                     By:
                                        -----------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                           --------------------------

                                ARCHERY PARTNERS

                                By:
                                     ----------------------------------
                                Its:  General Partner

                                    By:
                                        -----------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

                                 THE ERIN MILLS INVESTMENT
                                 CORPORATION

                                 By:
                                        -----------------------------
                                 Name:
                                        -----------------------------
                                 Title
                                        -----------------------------


                                 THE ERIN MILLS DEVELOPMENT
                                 CORPORATION

                                 By:
                                        -----------------------------
                                 Name:
                                        -----------------------------
                                 Title
                                        -----------------------------

                                 ERIN MILLS INTERNATIONAL INVESTMENT
                                 CORPORATION

                                 By:
                                        -----------------------------
                                 Name:
                                        -----------------------------
                                 Title
                                        -----------------------------


                                 ------------------------------------
                                 Robert T. Hayes


                                 ------------------------------------
                                 Robert S. Folsom

                                                                EXHIBIT A

1.       Carlyle Stockholders
         --------------------

         Clipper Capital Associates, L.P.
         Clipper/Merban, L.P.
         Clipper/Merchant Partners, L.P.
         Carlyle-HighwayMaster Investors, L.P.
         Carlyle-HighwayMaster Investors II, L.P.
         Chase Manhattan Investment Holdings, Inc.
         H.M. Rana Investments Limited
         Archery Partners

2.       Erin Mills Stockholders
         -----------------------

         The Erin Mills Investment Corporation
         The Erin Mills Development Corporation
         Erin Mills International Investment Corporation
         Robert T. Hayes
         Robert S. Folsom

                                                                 EXHIBIT B



                                                                                     Number of Shares of Series B
                                         Number of Shares of B Stock                     Preferred Stock to be
                                               to be Received                                  Surrendered
         Name
The Erin Mills Development
Corporation                                        743,284                                       929.105

Robert T. Hayes                                     86,436                                       108.0450

Robert S. Folsom                                    34,280                                        42.85
                                                   -------                                      ----------

         Totals                                    864,000                                         1.080
                                                   =======                                      ==========



                                                                    EXHIBIT C

Name                                                  Excluded Interest

Clipper Capital Associates, L.P.                        $   148.96
Clipper/Merban, L.P.                                      8,396.97
Clipper/Merchant Partners, L.P.                           8,290.78
Carlyle-HighwayMaster Investors, L.P.                    25,866.62
Carlyle-HighwayMaster Investors II, L.P.                  2,436.33
Chase Manhattan Investment Holdings, Inc.                 6,191.77
H.M. Rana Investments Limited                            10,522.67
Archery Partners                                          1,282.93
                                                        ----------
                                                        $63,137.03
                                                        ==========